Limited Option of First Sale

     This Agreement, by and between The Thomas W. Adamson Family Limited Partnership ("Adamson"), and AEI Real Estate Fund XVIII Limited Partnership (the "AEI Partnership"), is effective as of the 21 day of March, 1997, and supercedes in its entirety that certain Limited Option of First Sale dated March 3, 1997.

                            RECITALS

Whereas, Adamson has purchased an undivided 29.138% interest in that certain property legally described on Exhibit A attached hereto (the "Property"), as a Co-Tenant with the AEI Partnership, which as of the date hereof owns an undivided 37.6447% interest in the Property; and

Whereas, as consideration for Adamson's purchase of its interest in the Property from the AEI Partnership, the AEI Partnership has granted Adamson the Limited Option of First Sale of Adamson's interest in the Property, but only upon the limited terms set forth herein.

     Now, therefore, in Consideration of the purchase by Adamson of its undivided interest in the Property, Adamson and the AEI Partnership (in its individual capacity as a matter of contract right and not as a covenant running with the AEI Partnership's interest in the Property) agree that:

1. Freedom of Transfer. Adamson shall be free to dispose of its interest in the Property, whether according to this Agreement, or upon such terms and conditions as Adamson shall determine. However, the rights afforded Adamson hereunder are personal to Adamson, and may not be assigned and do not run with Adamson's interest in the Property. The AEI Partnership shall be free to sell or transfer all any part of its interest in the Property, provided, however, for as long as Adamson shall retain an undivided interest in the Property, the AEI Partnership will retain at least a 5% ownership interest in the Property, subject to disposition by the AEI Partnership as further set forth herein. The AEI Partnership's sale or transfer of its remaining 5% interest shall be governed by the terms hereof.

2. Limited Option of First Sale. At such time as the AEI Partnership intends to sell all or any portion of its remaining interest in the Property (provided such sale is not in connection with a Liquidation Plan (defined below)), which sale would bring the AEI Partnership's interest below an undivided 5% interest, the AEI Partnership agrees it will:

     AA. Notice of Intent to Sell. Provide Adamson with written notice of the AEI Partnership's intent to sell the AEI Partnership's remaining interest of or below 5% of the Property ("Remaining Interest"), prior to accepting any offer to sell such Remaining Interest;

     BB. Notice of Buyer's Offer. Provide Adamson with written notice ("AEI Partnership Notice") containing all of the relevant terms and conditions of the offer, including a copy of the Purchase Agreement from a buyer willing to make a valid offer for the purchase of all or a portion of the Remaining Interest held by the AEI Partnership, and a statement of the costs incurred by the AEI Partnership (including reasonable outside attorney's fees, if any) in obtaining said offer.

     C. Notice of Acceptance or Deemed Rejection. Within 10 business days of receipt of such AEI Partnership Notice, Adamson will either:
               (a) accept by written notification an assignment of such offer for themselves and sell part, or all, of its interest in the property to the buyer upon terms contained in the AEI Partnership Notice, in which event Adamson agrees to reimburse the AEI Partnership for the costs incurred by the AEI Partnership in obtaining said offer; or

               (b) reject the offer contained in the AEI
          Partnership Notice; if no written acceptance of the AEI Partnership's offer to assign its interest is received by the AEI Partnership within said ten days, Adamson will have been deemed to have rejected such offer.

     Upon Adamson's rejection of the offer, the AEI Partnership shall be free to sell all, or part, of its Remaining
     Interest in the Property to such buyer upon such terms and conditions as stated in the notice to Adamson.

     D. Termination or Survival of Limited Option. If the buyer is willing and able to acquire the entire interest owned by Adamson, and Adamson decline to sell its entire interest, then the AEI Partnership shall have no continuing obligation to provide Adamson with any further notice of an option to sell any interest in the Property. If the buyer is willing to acquire only a portion of the interest in the property owned by Adamson, then the AEI Partnership shall remain subject to the provisions hereof until released therefrom according to the terms hereof.

3. Plan of Liquidation. Notwithstanding anything herein to the contrary, the aforesaid Option to Sell shall not apply nor be binding on the AEI Partnership, if the AEI Partnership shall dispose of all of its interest in the Property according to a written plan of liquidation ("Plan of Liquidation") executed prior to the disposition of the AEI Partnership's remaining interest in the Property, said Plan of Liquidation contemplating the sale of all of the AEI Partnership's assets over a continuous period in a series of related transactions commenced with the express design to liquidate the AEI Partnership's interests in all assets, and no damages shall accrue to Adamson if in fact such liquidation occurs within a commercially reasonable time in accordance with such written Plan of Liquidation.

4.   Miscellaneous.

     A. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered, personally or by registered or certified mail or nationally recognized overnight carrier, return receipt requested, postage prepaid, addressed as follows:


if to Adamson at:
          Wayne Adamson, General Partner
          1400 West Walnut
          Marion, Il.  62959
and
          Gerald Adamson
          206 Palm Avenue
          Bullhead, Az.  86430

if to AEI at:

Attention:  Robert P. Johnson, President
            AEI Fund Management XVIII, Inc.
            1300 Minnesota World Trade Center
            30 East Seventh Street
            Saint Paul, Minnesota    55101

or addressed to any such party at such address as such party shall hereinafter furnish by notice to the other parties.

     B. This Agreement shall be construed according to the laws of the State of Minnesota and the parties agree to be governed by the jurisdiction of and consent to venue of any action to enforce this agreement in the State of Minnesota or the principal place of business of Adamson or the situs of the Property, said choice of venue to be at the sole discretion of AEI.

     C. In the event it becomes necessary for either party to bring suit to enforce the terms or conditions hereof, the successful party shall have the right to recover reasonable attorney's fees and costs.



     In witness whereof, the parties have executed this Agreement effective as of the date first written above.

THE THOMAS W. ADAMSON FAMILY LIMITED PARTNERSHIP

By: /s/ Gerald E Adamson
        Its General Partner

By: /s/ Wayne K Adamson
        Its General Partner



AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
By:  AEI FUND MANAGEMENT XVIII, INC.
     By: /s/ Robert P Johnson
             Robert P. Johnson, President



                    EXHIBIT A LEGAL DESCRIPTION


A certain tract of land, containing 2.74 acres, more or less, situated, lying, and being in the City of Bristol and in the County of Washington, State of Virginia, as described by metes and bounds as follows:

      Located in Washington County and the City of Bristol, Virginia within the Wal-mart Shopping Center Development; being a portion of Tract No. 8 (Wal-Mart Stores, Inc.) as
shown  on  Plat of Record in Plat Book 4, Page       63,  in  the
recorders office for Washington County, Virginia; being more particularly described as follows;

      BEGINNING at an iron pin corner to Walnut Grove Church and Tract 5 of the Wal-Mart Development, thence proceeding with the line of Walnut Grove Church North 86 degrees 02 minutes 35 seconds West for a distance of 337.57 feet to an iron pin set this survey; thence leaving the line of Walnut Grove Church and proceeding with a new line North 46 degrees 10 minutes 34 seconds East for a distance of 591.56 feet to an iron pin set this survey in the line of Tract 7; said iron pin being on the south side of said road South 43 degrees 49 minutes 26 seconds East for a distance of 250.00 feet to an iron pin set this survey and corner to Tract 5; thence with the line of Tract 5 South 46 degrees 10 minutes 34 seconds West for a distance of 364.723 feet to the BEGINNING, containing 2.74 acres more or less as surveyed by Frizzell Engineering July, 1995.

A part or, but NOT all of Tract No. 8 of the subdivision of the Wal-Mart Shopping Center as shown on a plat dated April 20, 1993 which plat is of record in the Office of the Clerk of the Circuit Court of Washington County, Virginia in Plat Book 28, pages 42 through 45, and in records of the City of Bristol in Plat Book 4, pages 60 through 63, to which plat reference is hereto made for a more particular description.

TOGETHER WITH a non-exclusive easement for the use of the drive lanes, as set forth in Easements With Convenants And Restrictions Affecting Land ("ECR") by and between Wal-Mart Stores, Inc., a Delaware corporation and Lowe's Home Center, Inc., a North Carolina corporation, dated November 16, 1993, recorded in the Clerk's Office Circuit Court, County of Washington, Virginia, in Deed Book 888, page 345.

BEING a portion of the same real estate conveyed to Tractor Supply Company, a Tennessee corporation by deed from Wal-Mart Stores, Inc., a Delaware corporation, dated October 2, 1995, recorded November 29, 1995, recorded in the Clerk's Office, Circuit Court, County of Washington, Virginia, in Deed Book 931, page 231, and in the Clerk's Office, Circuit Court, City of Bristol, Virginia, in Deed Book 329, page 19.